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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                  --------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 31, 1997






                                  VERITY, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                       0-26880                 77-0182779
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer)
incorporation or organization)                               Identification No.)



             894 ROSS DRIVE                                       94089
          SUNNYVALE, CALIFORNIA
(Address of principal executive offices)                        (Zip Code)




       Registrant's telephone number, including area code: (408) 541-1500




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         (a) On May 31, 1997, pursuant to a Stock Purchase Agreement dated as of May 31, 1997 (the "Purchase Agreement") by and among Verity, Inc., a Delaware corporation ("Verity"), 64k Incorporated, a California corporation ("64k"), and certain shareholders of 64k ("Shareholders"), the Shareholders sold all outstanding stock of 64k to Verity for an aggregate purchase price of $3,500,000 (the "Acquisition"). Verity will account for the Acquisition by the purchase method of accounting, and expects to take a charge of approximately $3,100,000 against earnings during its fiscal quarter ended May 31, 1997 relating to the write-off of research and development in-process at 64k and other costs related to the transaction.

         The purchase price for all the shares of 64k Stock was $3,500,000, which price was arrived at by arms' length negotiation. The purchase price was paid using funds from Verity's working capital. Prior to the Acquisition, all the outstanding stock of 64k was held by the five shareholders of 64k: Kurt Brown, Manish Mehta, Patrick Gainer, Surendra Verma and Geoffrey Peddle. Under the terms of the Purchase Agreement, one-half of the purchase price otherwise payable to each of these shareholders was deposited into an escrow account as security for the indemnification of Verity by the shareholders for breaches of the representations, warranties and covenants of 64k and the shareholders set forth in the Purchase Agreement. Subject to reduction based on outstanding or resolved claims, the cash in the escrow account will be distributed to the five shareholders of 64k in the future.

         Prior to the Acquisition, no material relationship existed between the shareholders of 64k and Verity, any affiliates of Verity, any director or officer of Verity, or any associate of any such director or officer, except that the shareholders of 64k, 64k and Verity were parties to a Merger Option Agreement dated October 8, 1996, which agreement was amended and restated in its entirety by the Purchase Agreement. Also, Verity owned all outstanding preferred stock prior to the Acquisition, but such ownership constituted less than twenty percent (20%) of all the outstanding shares at such time.

         (b) 64k is engaged in the business of developing technology designed to improve the speed and effectiveness of relational database searches. Verity intends to continue to develop and integrate the 64k technology into Verity's products.

         A copy of the press release announcing the Merger is attached as
Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) It is currently impracticable to provide audited financial statements of 64k for the period from September 27, 1996 (date of inception) to May 31, 1997. Verity intends to file the required financial statements on or before August 15, 1997.

         (b) It is currently impracticable to provide any pro forma financial information of 64k that would be required pursuant to Article 11 of Regulation S-X. Verity intends to file all required pro forma financial information on or before August 15,1997.

         (c)      The following exhibits are attached hereto and filed herewith:

                   2.1 Form of Stock Purchase Agreement dated as of May 31, 1997 among Verity, 64k and certain shareholders of 64k.

                  99.1 Press Release dated June 2, 1997 announcing the closing of the Acquisition pursuant to the Purchase Agreement.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VERITY, INC.



         Date: June 13, 1997          By:  /s/ Timothy J. Moore
                                           -----------------------------------
                                           Timothy J. Moore,
                                           Vice President, General Counsel and
                                           Secretary





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                                INDEX TO EXHIBITS



                                                                         Sequentially
                                                                           Numbered
Exhibit      Document                                                        Page
-------      --------                                                        ----
  2.1        Form of Stock Purchase Agreement dated as of May 31, 1997
             among Verity, 64k and certain shareholders of 64k.
 99.1        Press Release dated June 2, 1997 announcing the closing
             of the Acquisition pursuant to the Purchase Agreement.